Exhibit 99.1

Eco Building International, Inc. Completes Merger with City Zone Holdings Ltd. and $10.80 Million Private Placement

JINZHONG CITY, China, May 11, 2010 (GLOBE NEWSWIRE) -- Eco Building International, Inc. (the "Company") (OTCBB:ECBI) completed the acquisition of City Zone Holdings Limited, an emerging agricultural products distributor in the Shanxi Province of the Peoples Republic of China engaged in procuring, processing, marketing and distributing various grain and corn products ("City Zone Holdings"), by means of a share exchange, effective April 27, 2010. As a result of the Share Exchange, City Zone Holdings became a wholly-owned subsidiary of ECBI.  The Company intends to file an application with FINRA to change its name to Deyu Agriculture Corp. and to obtain a new ticker symbol.

City Zone Holdings, operating through its wholly-owned subsidiaries, Jinzhong Deyu Agriculture Trading Co. Limited (“Deyu Agriculture”), Jinzhong Yongcheng Agriculture Trading Co. Limited (“Yongcheng”), and Jinzhong Yuliang Agriculture Trading Co. Limited (“Yuliang,” and together with City Zone Holdings, Deyu Agriculture and Deyu Yongcheng, “City Zone”),  is engaged in procuring, processing, marketing and distributing various grain and corn products. Deyu Agriculture maintains a large base in Jinzhong City, Shanxi Province for breeding, cultivating, processing, warehousing and distributing grain products including millet, green beans, soy beans, black rice, and whole wheat flour. Deyu Agriculture is the only company in the Shanxi province to have its products certified as “Organic” by the China Organic Food Certification Center.  Deyu Yongcheng and Yuliang focus on the distribution of corn and corn byproducts.  City Zone’s operating revenue for the year ended December 31, 2009 was $40,732,447, representing a 135.86% increase from the year ended December 31, 2008.  City Zone’s net income for the year ended December 31, 2009 was $7,181,132, representing a 107.24% increase from $3,465,115 for the year ended December 31, 2008.

On May 10, 2010, the Company completed a USD $10,805,749 private placement of its securities to accredited investors at $4.40 per unit, with each “Unit” consisting of one share of Series A Convertible Preferred Stock, and a warrant exercisable for 5 years to purchase 0.4 shares of common stock with an exercise price of $5.06 per share. The private placement was completed in two closings, the first occurred simultaneously with the acquisition on April 27, 2010 and the second occurred on May 10, 2010. The Company plans to use the net proceeds for the expansion of its warehousing and logistics facilities, processing equipment, and working capital. Maxim Group LLC acted as the exclusive placement agent and adviser to City Zone Holdings.

As a component of the private placement, management entered into a Make Good provision which includes performance thresholds of $11 million and $15 million in net income for fiscal years ending December 31, 2010 and December 31, 2011 respectively, as determined in accordance with GAAP, as adjusted for certain non-cash charges.

As a result of the merger and private placement, the Company now has 9,999,999 shares of common stock issued and outstanding, 2,455,863 shares of preferred stock outstanding (convertible into the same number of shares of common stock), and warrants outstanding exercisable for an aggregate of 1,105,156 shares of common stock including placement agent warrants.

"The successful completion of our merger and private placement transaction for ECBI are important accomplishments for several reasons," stated Mr. Jianming Hao, Chairman and Chief Executive Officer of the Company. "As a result of the economic growth and improved living standards in China, the dietary components of the Chinese population have changed dramatically.  China's growing middle class and disposable income should result in increasing demand for high quality grains and agricultural products as consumers spend more on higher value food products."

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The securities issued in connection with the transactions described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the shares of common stock (a) issuable upon conversion of the Series A Convertible Preferred Stock and (b) the underlying the warrants issued in the private placement and certain other shares, within 30 days of closing.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:	Eco Building International, Inc. Jianming Hao 086-13828824414 http://www.china-deyu.com/